EXHIBIT 5.1

780 NORTH WATER STREET MILWAUKEE, WISCONSIN 53202-3590 Tel 414-273-3500 Fax 414-273-5198 www.GKLAW.COM

June 19, 2015

Baylake Corp. 217 North Fourth Avenue Madison, Wisconsin 53719

Ladies and Gentlemen:

We have acted as counsel for Baylake, Corp., a Wisconsin corporation (the “Company”), in connection with the merger of  NEW Bancshares, Inc., a Wisconsin Corporation (“NEWBI”), with and into the Company (the “Transaction”) as contemplated by the Agreement and Plan of Merger dated as of May 5, 2015 by and between the Company and NEWBI. This opinion is furnished in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of common stock of the Company, $5.00 par value, issuable in connection with the Transaction (the “Shares).

As counsel to the Company, we have examined the Articles of Incorporation and the By-laws of the Company, each as amended to date. We have also examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to enable us to render this opinion.

Based upon the foregoing, it is our opinion that the Shares, when issued in connection with the Transaction, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Wisconsin as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.

Baylake Corp.

June 19, 2015

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus that is a part of the Registration Statement.

Very truly yours, /s/ GODFREY & KAHN, S.C. GODFREY & KAHN, S.C.